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                                                                    EXHIBIT 23.6



                                   CONSENT



        The undersigned, John H. Newman, does hereby consent to being named as a director of Healthcare Recoveries, Inc. ("HRI") in the Prospectus contained in the Registration Statement on Form S-1, dated March 14, 1997, as it may from time to time be amended, in connection with the initial public offering of the Common Stock of HRI owned by Medaphis Corporation.

Dated: March __, 1997.



                                                     /s/ JOHN H. NEWMAN
                                                     ---------------------------
                                                     John H. Newman